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                                                                     Exhibit 5.1



May 20, 1998

RealNetworks, Inc.
1111 Third Avenue, Suite 2900
Seattle, WA 98101

          RE: FORM S-8 REGISTRATION STATEMENT

Ladies and Gentlemen:

We have acted as counsel to RealNetworks, Inc., a Washington corporation (the "Company"), in connection with the preparation of its Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which the Company will file with the Securities and Exchange Commission with respect to an aggregate of Forty-five Thousand Seven Hundred Fifty-one (45,751) shares of Common Stock of the Company (the "Shares") issuable upon exercise of options granted under the Vivo Software, Inc. 1993 Equity Incentive Plan, as amended (the "Plan"), which the Company assumed in connection with its acquisition of Vivo Software, Inc. in March 1998.

We have examined the Registration Statement and such other documents and records as we have deemed relevant and necessary for the purpose of this opinion.

Based upon and subject to the foregoing, we are of the opinion that the Shares issuable under the Plan will, upon due execution by the Company and the registration by its registrar of the certificates for the Shares and issuance thereof by the Company and receipt by the Company of the consideration therefor in accordance with the terms of the Plan, be validly issued, fully paid and nonassessable.

We note that members of, lawyers of counsel to, and associates performing services for the Company in connection with their employment by, our firm beneficially own in the aggregate One Thousand Eight Hundred Twenty (1,820) shares of Common Stock of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                Very truly yours,

                            /s/ Laura T. Puckett
                                of
                                GRAHAM & JAMES LLP/RIDDELL WILLIAMS P.S.